PREFERRED APARTMENT COMMUNITIES, INC.
2019 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
(Performance Vesting)
Pursuant to the terms and conditions of the Preferred Apartment Communities, Inc. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), Preferred Apartment Communities, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance-based restricted stock units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	_____________________
Date of Grant:	_____________________
Award Type and Description:
The PSU is a Restricted Stock Unit Award granted as a Performance Restricted Stock Unit pursuant to Section 4.5 of the Plan. This Award represents the right to receive shares of Stock in an amount up to 250% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.
Your right to receive settlement of this Award in an amount ranging from 0% to 250% of the Target PSUs shall vest and become earned and nonforfeitable upon (i) the Committee’s certification of the level of achievement of the Performance Goal (defined below) (“Earned PSUs”), and (ii) your satisfaction of the continued employment or service requirements described below under “Service Requirements.” The portion of the Target PSUs actually earned upon satisfaction of both of the foregoing requirements is referred to herein as the “Vested PSUs.”

Target Number of PSUs:	_____________________ (the “Target PSUs”).
Performance Period:	January 1, ______ (the “Performance Period Commencement Date”) through December 31, ______ (the “Performance Period End Date”) (such period, the “Performance Period”).

Service Requirements:
Except as expressly provided in Section 3 of the Agreement, you must remain continuously employed by, or be in Continuous Service with, the Company or an Affiliate, as applicable, from the Date of Grant through: (a) the date the Committee certifies the level of achievement of the Performance Goal (the date of such certification, which is expected to occur within 5 days following the Performance Period End Date, the “Payout Determination Date”) with respect to [__]% of the Award, and (b) the first anniversary of the Performance Period End Date with respect to the remaining [__]% of the Award (each such date, the “Service Vesting Date” with respect to the relevant portion of the Award) to be eligible to receive payment of this Award, which is also based on the level of achievement with respect to the Performance Goal (as defined below).

Performance Goal:	Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the number of Target PSUs, if any, that become Earned PSUs during the Performance Period will be determined in accordance with the following table:
Level of Achievement
Percentage of Target PSUs Earned*

< Threshold
[___]%

Threshold
[___]%

Target
[___]%

Maximum
[___]%

*The percentage of Target PSUs that become Earned PSUs for performance between the threshold, target and maximum achievement levels shall be calculated using linear interpolation.
The “Performance Goal” for the Performance Period is based on the Company’s achievement with respect to relative total shareholder return, as described in Exhibit B attached hereto.
Settlement:	Settlement of the Vested PSUs shall be made solely in shares of Stock, which shall be delivered to you in accordance with Section 5 of the Agreement.
You shall forfeit this Award if you do not execute this Restricted Stock Unit Grant Notice (this “Grant Notice”) within a period of 5 days from the date of receipt (or such other period as the Committee shall provide). By your signature below, you acknowledge and agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant
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Notice. You acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    PREFERRED APARTMENT COMMUNITIES, INC.

    By:
    Name:
    Title:

    PARTICIPANT

    Name:
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EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached, by and between Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), and ______________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Stock that may be earned hereunder in respect of this Award may range from 0% to 250% of the Target PSUs. Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of PSUs.  Except as otherwise set forth in Section 3, the PSUs shall vest and become Vested PSUs in accordance with the Participant’s satisfaction of the service-based vesting schedule set forth in the Grant Notice (the “Service Requirement”), and based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period on the Payout Determination Date (and any PSUs that do not become Earned PSUs shall be automatically forfeited).  Unless and until the PSUs have vested and become Vested PSUs as described in the preceding sentence, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.
3.Effect of Termination of Employment or Service; Change in Control.
(a)Termination of Employment or Service due to Disability or Death. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10, if your employment or Continuous Service relationship with the Company and any of its Subsidiaries is terminated as a result of your death or Disability prior to a Service Vesting Date, then you shall vest in a percentage of your unvested Earned PSUs that is equal to the number of days of employment served during the Performance Period, divided by the total number of days in the Performance Period. For purposes of determining the Performance Goal achievement level resulting in the amount of Earned PSUs for the foregoing calculation, if the date of your termination of employment or Continuous Service occurs prior to the Performance Period End Date, the Performance Period End Date shall be accelerated such that the Performance Period shall be deemed to end on the date of your termination of employment or Continuous Service Relationship, and such date shall be used as the Payout Determination Date; provided however, that if the Performance Goal achievement is not readily calculable as of the date of such termination of employment or Continuous Service, the Committee may base its determination upon such audited or unaudited financial information then available or may extend the Payout Determination Date until the date of the Company’s public release of earnings for the relevant period, in each case as the Committee deems relevant and/or appropriate. Such pro-rated number of Earned PSUs shall be settled in the payment form described in Section 5 within 60 days following the date of your termination of employment or Continuous Service due to death or Disability.
(b)Other Termination of Employment or Service. Except as otherwise provided in Section 3(a), if the Participant has not satisfied the Service Requirements, then upon the termination of the Participant’s employment or other Continuous Service relationship with the Company or an Affiliate for any reason, any unvested PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(c)Change in Control.
(i)Except to the extent otherwise provided under any separate written change in control or severance plan that may be established by the Company and applicable to the Participant, the PSUs will become vested in connection with a Change in Control (as such term is defined in the Plan) only as provided under Article 6 of the Plan. More specifically, in the event of a Change in Control, to the extent this Award remains subject to future vesting based all or in part on future achievement of Performance Goals, (A) the incomplete Performance Period shall be deemed to end on the date of the Change in Control, and the Committee shall determine the extent to which the Performance Goals have been met during the deemed Performance Period, based upon such audited or unaudited financial information then available that it deems relevant, (or if the Committee determines that the degree of achievement of the Performance Goals is not determinable, based on the assumption that the applicable target levels of the Performance Goal have been attained, or if the concept of target level of Performance Goals does not apply, on such other basis as may be determined by the Committee), and (B) the Award shall be settled to the Participant within ten days following the date of the Change in Control, based on the Committee’s determination of the degree of attainment of the Performance Goals and multiplying such Earned PSUs by a percentage based on the number of days elapsed during the deemed Performance Period, divided by the total number of days in the original Performance Period. To the extent the original Performance Period under this Award has been completed prior to the occurrence of a Change in Control but the Award or portions of the Award remain outstanding on the date of the Change in Control, then the Award shall become immediately vested and payable as of the date of the Change in Control unless the acquirer in the Change in Control maintains the Award in accordance with the terms specified in Section 6.1 of the Plan.
(ii)Nothing within this Section 3(c) is intended to modify Section 3(a) above regarding the pro-rata acceleration of your PSUs upon a termination of employment or Continuous Service due to death or Disability. The provisions of Section 3(a) shall apply to a termination of your employment or Continuous Service for death or Disability, as applicable, whether or not such a termination of employment or Continuous Service were to occur in connection with a Change in Control.
4.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of PSUs held by the Participant that have not been settled as of such record date but which become Vested PSUs, such payment to be made on the date on which any Vested PSUs are settled in accordance with Section 5. For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
5.Settlement of PSUs.
(a)Settlement. Except as otherwise provided in Section 3 above, as soon as administratively practicable following the satisfaction of the Service Requirement, but in no event later than March 15 of the calendar year following the year in which all vesting restrictions lapse, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Stock equal to the Earned PSUs. In the event that any fractional PSU becomes earned hereunder, that PSU shall be rounded down at the time of settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
(b)Delivery Delay. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements, and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of the Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.
6.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Company shall withhold from the cash and from the shares of Stock otherwise to be delivered to the Participant an amount necessary to satisfy the Company’s obligation to withhold the amounts the Participant owes under applicable law unless the Participant delivers to the Company at the time such withholding obligation is due (either by tendering a cash payment or by delivering previously owned and unencumbered shares of Stock) such amount as the Company may require to meet such withholding obligations. The maximum number of shares of Stock that may be so withheld shall be the number of shares of Stock that have an aggregate Fair Market Value (as such term is defined in the Plan) on the date of withholding equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board of Directors, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
7.Non-Transferability.  Except as otherwise set forth in the Plan or this Agreement, the Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Award nor any interest or right therein unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Award or any related interest in violation of the Plan or this Agreement shall be void and of no effect.
8.Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.Securities Acknowledgment. Participant recognizes that if the Participant is an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended, that any sales of the shares of Stock deliverable under this Award may be made only in compliance with Rule 144.
10.Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Vested PSUs.
11.No Obligation to Continue Employment or Awards. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Participant will continue as an employee or officer of the Company or any Affiliate during the entire, or any portion of the, term of this Agreement, including, but not limited to, any period during which the Award is outstanding, nor does it modify in any respect the right of the Company to terminate such employment or service relationship at any time. The grant of this Award is a one-time benefit that does not create any contractual or other right to receive a grant of any other awards or benefits in lieu of awards in the future. Any future awards will be granted at the sole discretion of the Company.
12.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, whether the shares of Stock are represented by a certificate or through book entry or another similar method, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any Shares, except as otherwise specifically provided for in the Plan or this Agreement.
13.Entire Agreement; Amendment.
(a)This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, severance, change in control or other agreement or plan governing the Participant’s service relationship with the Company or any Affiliate that is in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
(b)The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
14.Notices. Any notice or communication given hereunder (each, a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below:
If to the Company, to:
Preferred Apartment Communities, Inc.
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327
Attention: General Counsel

If to the Participant, to the address of the Participant on file with the Company; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice shall only be given and effective upon actual receipt (or refusal of receipt).

15.Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
16.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Stock subject to this Award shall be adjusted or terminated in any manner as contemplated by Section 7.2 of the Plan.
17.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
18.Clawback. The provisions of Section 7.10 of the Plan regarding clawbacks shall apply to this Award.
19.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from the applicable limitations and requirements of Code Section 409A, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance, and regulations thereto (“Section 409A”) and shall be construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from Section 409A, then (a) for purposes of any payment scheduled to be made upon a Participant’s termination of employment, the Participant shall be considered to have terminated from employment only when the Participant incurs a “separation from service” within the meaning of section 409A(a)(2)(A)(i) of the Code, and (b) if the Participant is deemed to be a

“specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (i) the date that is six months following the Participant’s separation from service and (ii) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with Section 409A, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.
20.Miscellanous.
(a)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.
(c)Dispute Resolution. In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (i) agree and consent to the personal jurisdiction of the courts of the State of Georgia located in Fulton County and/or the Federal courts of the United States of America located in the Northern District of Georgia (collectively, the “Agreed Venue”) for resolution of any such Dispute, (ii) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including, without limitation, any appeal, and (iii) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Georgia. The parties also hereby irrevocably (A) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (B) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (C) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law. Without limiting the foregoing, each party agrees that service of process on such party pursuant to a notice as provided in Section 14 shall be deemed effective service of process on such party. Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.
(d)Waivers; Performance. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(e)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this Award and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
(f)Effect of Award on Other Compensation. The value of the Participant’s Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
(g)Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

EXHIBIT B
PERFORMANCE GOAL FOR PSUs
[•]

B-1